KBI BIOPHARMA, INC. SERVICES AGREEMENT

This Services Agreement ("Agreement") dated March 28, 2006 between DNAprint Pharmaceuticals, Inc., a Utah company ("Client") having its principal place of business at 900 Cocoanut Ave, Sarasota, FL 34236 and KBI BioPharma, Inc., a
Delaware company ("KBI BioPharma") having its principal place of business at 1101 Hamlin Road, Durham, North Carolina 27704 (each a "Party", collectively the "Parties").

Whereas:

Client desires KBI BioPharma to perform services in accordance with the terms of the Agreement and KBI BioPharma desires to perform such services.

In consideration of the above statements, which form part of the Agreement, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

1.     Performance

KBI BioPharma will perform the services (the "Services")detailed in the proposal
                                        ================
set  forth  in Attachment One (the "Proposal") on behalf of Client in accordance
=============================
with  the  Agreement  herein  incorporating  the  Proposal and incorporating the
=     ===             ========================================
Quality  Agreement  (applicableonlyfor  projectswith  cGMP  activities) attached
=                    --------------------------------------------------
hereto as Attachment Two. In the event of any conflict between the Agreement and the proposal and/or scope-of-work, the Agreement shall control. In the event of any conflict between the Proposal and/or scope-of-work and any applicable Quality Agreement, the Quality Agreement shall control.

Client shall support and cooperate with the execution of the services and shall not engage in any act or omission, which may reasonably be expected to prevent or delay the successful execution of the Services. Such support and cooperation
                                          ========
shall include, but not be limited to, informing KBI BioPharma of global regulatory strategy for development and approval of the product(s) to the extent
                                                                  ==============
relevant  to  the  Proposal,  prompt  review and approval of documents requiring
===========================
Client's signature, timely delivery of methods and materialsand prompt response to other similar issues.

2.     Compliance  with  Applicable  Government  Regulations

KBI BioPharma will undertake the services in compliance in all material respects with applicable U.S. Food and Drug Administration (FDA) current Good Manufacturing Practice (cGMP) and all statutory and applicable international regulatory requirements.

3.     Client  Obligations

Unless  otherwise  agreed  to  by  the  Parties  in  writing,  Client  is solely responsible  for,  in  each  case  as required for the Proposal and set forth in
                ================================================================
Attachment One: (a) provision of complete and accurate scientific data regarding
    ===========
the  Proposal; (b) provision of all information necessary to effect the reliable
             =
transfer  of  methods  to  KBI  BioPharma;  (c)  provision of specific reagents,
                                         =
reference  standards or other materials necessary for execution of the Proposal;
                                                                               =
(d) if applicable, review and approve in-process and finished product test results to ensure conformity of such results with product specifications, regardless of which party is responsible for finished product release; (e)
                                                                           =
preparation of all submissions to regulatory authorities; and (f) performance of
                                                        =====
other  obligations  of  Client  set  forth  in  the  Proposal.
                                                     ========

4.     Hazardous  Materials

Client warrants to KBI BioPharma that no specific safe handling instructions are applicable to any substance or material provided by Client to KBI BioPharma, except as disclosed to KBI BioPharma in sufficient time for review and training by KBI BioPharma prior to delivery. Where appropriate or required by law Client shall provide a Material Safety Data Sheet and instructions for proper storage for all Client-provided materials, finished product and reference standards.

5.     Facility  Visits  and  Audits

Client's representatives may visit KBI BioPharma's facilities during normal business hours and with prior written notice to observe the progress of the Proposal, provided that such access does not compromise cGMP compliance or safety. KBI BioPharma will assist Client in scheduling such visits, which will be conducted in a manner reasonably required to protect confidentiality of other
   =========================================
clients.
       =
Client may conduct one quality assurance audit per calendar year at no cost in accordance with the provisions of the Quality Agreement (if applicable). Additional audits will be invoiced separately on a time and materials basis at the then current rate for such services.

6.     Regulatory  Inspections

KBI BioPharma will promptly notify Client of any regulatory inspections directly relating to the Proposal in accordance with the terms of the Quality Agreement (if applicable) incorporated herein. Client accepts reasonable and documented costs charged by a regulatory authority for inspections directly related to the Proposal.

7.     Compensation

KBI  BioPharma  will  invoice Client as set forth in the Proposal.  Payments are
                                                         ========
due thirty (30) days from date of invoice. Late payments are subject to an interest charge of one and one half percent (1 %) per month. Failure to bill for interest due shall not be a waiver of KBI BioPharma's right to charge interest.

8.     Taxes

Client will pay any sales, use, gross receipts, compensating or other taxes, licenses or fees (excluding KBI BioPharma's net income and franchise taxes) to be paid by KBI BioPharma to any tax jurisdiction arising from the Proposal.

9.     Change  Orders

KBI BioPharma may revise the price for the Services as set forth in the Proposal
                                           =====================================
if (a) Client revises KBI BioPharma's responsibilities, the specifications, the Proposal instructions, procedures, assumptions, processes, test protocols, test methods, analytical requirements or otherwise requests a modification to the Proposal, (b) Client's requirements or any Client-provided information is
   ======
inaccurate  or  incomplete  and  such  inaccuracy  or incompleteness results ina
   ===                      ====================================================
materialincrease  incosts  to  KBI  BioPharma,(c)  necessitated  by  changes  to
   ===========================================
applicable  laws,  rules  or regulations (d) if necessitated by an event outside
   ====
the control of KBI BioPharma, including , without limitation, the events described in section 16 (Force Majeure) or(e) for other such reasons set out in
                                         ==
the Proposal.  Client will be notified of such revision via issuance of a Change
    ========
Order  detailing  the  reasons  for  the  price revision and subject to Client's
                                                        ========================
written  consent.
     ===========

10.     Shipment

Unless otherwise agreed in writing by the parties, all products, raw materials, samples components or other materials shipped by KBI BioPharma are delivered F.O.B. KBI BioPharma's facilities. KBI BioPharma shall package for shipment such product, raw materials, samples, components or other materials at Client's expense (including insurance) and in accordance with Client's full written and reasonable instructions.

11.     Limitations  of  Liability

Notwithstanding  any  other provision in the Proposal, KBI BioPharma's liability
                                             ========
under  the  Proposal,  regardless  of  the cause of action, shall not exceed the
            ========                                        ---------
total fees paid and/or due hereunder. Notwithstanding the foregoing, KBI BioPharma's liability for losses to Active Pharmaceutical Ingredient, bulk drug product, intermediates, samples, reagents or other materials provided by Client, whether or not incorporated into finished product, shall not exceed the undisputed fair market value thereof, taking into consideration any delay to the
          ======================================================================
Proposal  caused  by  such  loss.
================================

Notwithstanding anything herein to the contrary, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR SPECIAL DAMAGES, WHETHER OR NOT FORESEEABLE, ARISING IN CONNECTION WITH THE DEFAULT OR BREACH OF ANY OBLIGATION OF THE OTHER PARTY UNDER THIS AGREEMENT, THE PROPOSAL, THE QUALITY AGREEMENT OR ANY APPENDICES OR DOCUMENTS RELATED THERETO,
========                                                                       =
SUBJECT  TO  SECTION  15  HEREOF.
================================

12.     Warranties

The  warranties  set  forth  in the Proposal and the terms and conditions of the
                                    ========     ===                     =======
Agreement  herein are the sole and exclusive warranties made by KBI BioPharma to
   ==============
the Client and there are no other warranties, representations or guarantees. EXCEPT AS EXPRESSLY STATED HEREIN, NEITHER PARTY PROVIDES TO THE OTHER PARTY HERETO ANY WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE MATERIALS AND SERVICES PROVIDED HEREUNDER, AND ALL SUCH WARRANTIES, EXPRESS OR IMPLIED,
INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE ARE WAIVED.

13.     Confidentiality

All information disclosed by a party in connection with the Proposal shall be considered confidential information. For the duration of the Proposal and for a period of five (5) years thereafter, neither Party shall disclose confidential information disclosed by the other Party without prior written permission unless such disclosure is (i) to an affiliate that is under similar obligation to keep such information confidential; (ii) is or becomes publicly available through no fault of the receiving Party; (iii) is disclosed by a third party entitled to disclose it; (iv) is already known to the receiving Party as shown by its prior written records; or (v) is required to be disclosed by any law, rule, regulation, order, decision, decree, subpoena or other legal process provided that the receiving Party shall give prompt notice thereof to the disclosing Party and shall cooperate with the disclosing Party to obtain a confidentiality
     ===========================================================================
order  or  other  similar  protection.
=====================================

14.     Intellectual  Property

All KBI BioPharma Materials, including without limitation, all improvements, development, derivatives or modifications to the KBI BioPharma Materials, shall be owned exclusively by KBI BioPharma. For the purposes hereof, "KBI BioPharma Materials" means all KBI BioPharma proprietary information, intellectual property and developments, including without limitation, all patents, patent applications, know-how, inventions, design, concepts, improvements, technical information, manuals, instructions which are owned, licensed or used by KBI BioPharma in developing, formulating, manufacturing, processing, packaging, analysis or testing of pharmaceutical or diagnostic products.

All Client Materials, including without limitation, all improvements, development, derivatives or modifications to the Client Materials, shall be owned exclusively by the Client. For the purposes hereof, "Client Materials" means all Client proprietary information, intellectual property and developments, including without limitation, all patents, patent applications, know-how, inventions, design, concepts, improvements, technical information, manuals, instructions which are owned, licensed or used by Client relating to pharmaceutical or diagnostic products or the development, formulation, manufacture, processing, packaging, analysis or testing thereof.

15.     Indemnification

Client will indemnify and hold harmless KBI BioPharma, its affiliates and their officers, directors, agents, and employees against any loss, cost, damage or expense (a "Loss") from any lawsuit, action, claim, demand, assessment or proceeding brought by a third party(a "Claim") arising directly or indirectly
            ==========================
from  or  related  to  the  conduct  of  the  Proposal  as  a result of Client's
                     ===========================================================
negligence,  gross  negligence  or intentional misconduct or inaction (including
         =======================================================================
violation  or  non-performance of this Agreement); provided that if such Loss or
  =======                                       =  --------
Claim arises in whole or part from KBI BioPharma's negligence, gross negligence or intentional misconduct or inaction, then the amount of such loss that Client shall indemnify KBI BioPharma for shall be reduced by an amount proportional to KBI BioPharma's responsibilities for such Loss as determined by a court of competent jurisdiction.

KBI BioPharma will indemnify and hold harmless Client, its affiliates and their officers, directors, agents, and employees against any Loss or Claim arising directly or indirectly from or related to the conduct of the Proposal as a result of KBI BioPharma's negligence, gross negligence or intentional misconduct or inaction (including violation or non-performance of this Agreement); provided
                                                                        --------
that if such Loss or Claim arises in whole or part from Client's negligence, gross negligence or intentional misconduct or inaction, then the amount of such loss that KBI BioPharma shall indemnify Client for shall be reduced by an amount proportional to Client's responsibilities for such Loss as determined by a court of competent jurisdiction.

16.     Force  Majeure

Neither party will be liable for any failure to perform or for delay in performance resulting from any cause beyond its reasonable control, including, without limitation, acts of God, fires, floods, or weather, disease, strikes or lockouts, factory shutdowns, embargoes, wars, hostilities or riots, acts of terrorism, shortages in transportation, government action or power failure, provided that such failure to perform shall be excused only to the extent of and during such disability. Any time specified or estimated for completion of performance of Servicesfalling due during or subsequent to the occurrence of any
            ===========
such events shall be automatically extended for a period of ninety (90) days to recover from such disability. If any part of the Proposal is invalid as a result of such disability, KBI BioPharma will, upon written request from Client, and at Client's sole cost and expense, repeat that part of the Proposal affected by the disability.

17.     Use  and  Disposal

Client represents and warrants to KBI BioPharma that it has legal title and/or a valid license to materials, process patents and other intellectual property
                                                     ===========================
necessary to conduct the Proposal and that KBI BioPharma's performance of the Proposal will not violate or infringe on the patents, trademarks, service marks or copyrights of any third party. Client further represents and warrants to KBI BioPharma that it will hold, use and/or dispose of Product and materials provided by KBI BioPharma in accordance with all applicable laws, rules and regulations.

KBI BioPharma represents and warrants to Client that it has legal title and/or a
================================================================================
valid  license  to  materials,  process  patents and other intellectual property
================================================================================
necessary  to  conduct  the Services and that KBI BioPharma's performance of the
================================================================================
Services  will not violate or infringe on the patents, trademarks, service marks
================================================================================
or copyrights of any third party.  KBI BioPharma further represents and warrants
================================================================================
to  Client  that  it  will hold, use and/or dispose of information and materials
================================================================================
provided  by  Client  in  accordance  with  all  applicable  laws,  rules  and
==============================================================================
regulations.
============

18.     Independent  Contractor

KBI BioPharma shall perform the Proposal as an independent contractor of the Client and shall have complete and exclusive control over its facilities, equipment, employees and agents. The relationship between the parties shall not constitute a partnership, joint venture or agency nor constitute either party as the agent, employee or legal representative of the other.

19.     Publicity

Neither Party will make any press release or public disclosure or use the name of the other party or its employees in any advertising or sales promotional material without the other Party's express prior written consent.

20.     Authority

Client grants KBI BioPharma full authority to use any Client supplied materials or substances. Each party represents and warrants to the other party that it has the full right and authority to enter into this Agreement and to perform in accordance with the terms and conditions set forth herein. Each Party further represents and warrants to the other Party that it has obtained and will, at all
                                                                        =
times during the term of this Agreement, hold and comply with all licenses, permits and authorizations necessary to perform this Agreement as now or hereafter required under any applicable statutes, laws, ordinances, rules and regulations of the United States and any applicable foreign, state and local governments and governmental agencies.

21.     Amendment  and  Precedence

The  Proposal,  the  terms  and  conditions  herein  and  any applicable Quality
     ==============       =========================
Agreement  constitute  the  entire agreement between the Parties relative to the
    ===
Proposal and may not be modified without the mutual written consent of both Parties.

22.     Choice  of  Law

The Agreement between the Parties governed by these standard terms and conditions shall be construed and enforced in accordance with the laws of and in the venue of the State of North Carolina except for its rules regarding conflict of laws.



23.     Dispute  Resolution

If a dispute arises between the Parties in connection with this Agreement, the respective presidents or senior executives of KBI BioPharma and Client shall first meet as promptly as practicable and attempt to resolve in good faith such dispute. If such parties cannot resolve the dispute, then the parties shall attempt to settle the dispute through mediation in accordance with the rules of the American Arbitration Association ("AAA"). Nothing herein shall subject the parties to the jurisdiction of the AAA. The Parties shall participate in the mediation in a good faith attempt to settle the dispute. The mediation shall be held in Durham County, North Carolina. If mediation fails to resolve the dispute, the dispute shall be resolved in the jurisdiction of the defendant by binding arbitration, by a neutral arbitrator mutually selected by counsel from each party, under the rules of the American Arbitration Association. Nothing herein shall subject the parties to the jurisdiction of the AAA.

24.     Assignment

The Agreement between the Parties shall not be assigned in whole or in part by either Party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayedexcept that no such consent shall be
                                            ====================================
required  for  an  assignment by Client in whole or in part in connection with a
    ============================================================================
merger or other business combination or sale of all or substantially all assets.
  =============================================================================

25.     Termination

Client may terminate this Agreement prior to completion of the Proposal by providing sixty (60) days written notice to KBI BioPharma. Upon receipt of such notice of termination, KBI BioPharma will promptly scale down the affected portion of the Proposal and avoid (or minimize, where non-cancellable) any further related expenses. In the event that Client elects to terminate for reasons other than a material breach of this Agreement by KBI BioPharma that KBI BioPharma fails to cure or commence such cure within thirty (30) days of written notice of such breach, Client shall pay KBI BioPharma upon receipt of invoice all of its costs incurred or irrevocably obligated related to the Proposal.

KBI BioPharma may terminate this Agreement prior to completion of the Proposal by giving sixty (60) days written notice to Client in the event of a material breach of this Agreement by Client that is not cured after a thirty (30) day written notice of such breach. Upon such termination Client shall pay KBI BioPharma upon receipt of invoice all of its costs incurred or irrevocably obligated related to the Proposal.

The termination of this Agreement for any reason shall not relieve either Party of its obligations to the other in respect of: (i) confidentiality; (ii) consents for advertising purposes and publications; (iii) indemnification; (iv)
                                                                          =
intellectual  property;  and  (v)  compensation  for  Services  performed.
                                                      ========

26.     Survival

Sections  13,  14,  15,  18,  19,  22,  23  and this Section 26 of the terms and
======================================================================
conditions  hereinshall  survive  termination  or  expiration  of the Agreement.
=======     ======

======
In Witness Whereof, the Parties by their authorized representatives execute this
================================================================================
Agreement  as  of  the  date  first  above  written
===================================================



KBI  BIOPHARMA,  INC.                    CLIENT

By:                                 By:

Name:                              Name:  Hector  J.  Gomez,  MD,  PhD

Title:                            Title:  Chairman  and  CMO

Date:                              Date:  March  28,  2006

                            ATTACHMENT ONE:  PROPOSAL
                                             ========

                        ATTACHMENT TWO:QUALITY AGREEMENT
                                       =================

                                QUALITY AGREEMENT



1.     PURPOSE

This Quality Agreement defines the roles, responsibilities, deliverables and reporting time requirements with respect to the quality activities for DNAprint Pharmaceuticals, Inc. ("Client") Proposal for PT-401 Development and Production performed at KBI BioPharma.

2.     SCOPE

This document applies to and is incorporated into the Agreement between KBI BioPharma and Client dated March 28, 2006 pertaining toPT-401.


3.     DEFINITIONS

Any terms not defined in this Quality Agreement will be interpreted in accordance with the definitions provided in ICH Q7A GMP Guidance for Active Pharmaceutical Ingredients, 21 CFR, Parts 210 and 211, or other applicable regulatory requirements.

3.1.     CRITICAL  CHANGE

Any change that: (a) impacts the regulatory commitments and/or reporting requirements of the Client's API or drug product; (b) requires re-qualification or re-validation of test methods, or reference standards; and/or (c) results in changing or modifying the specifications or test methods.

3.2.     CRITICAL  DEVIATION

A deviation that has potential impact on product quality or the validation status of a test method. These deviations require a thorough investigation to determine the root cause and its impact on any product or test method.

3.3.     FOR  CAUSE  VISIT

The term "For Cause Visit" is used to describe site visits where the Client may be following up on a reported adverse event in the field or a critical deviation impacting the quality of the Client's product. The term "For Cause Visit" does not apply to business meetings, scope discussions, technical meetings or general quality discussions. The visit scope and maximum number of participants will be mutually agreed upon in advance.

3.4.     QUALITY  CONTACT

All communications concerning the scope of this Quality Agreement will be between the Quality Contacts, named below:

For  Client:

CMO          (Title),  Quality  Assurance
-----------------------------------------

For  KBI  BioPharma:
--------------------

             (Title),  Quality  Assurance
-----------------------------------------

In the event of a change, temporary or otherwise, of either Party's Quality Contact, the Party making the change will notify the other Party in writing prior to such a change.

3.5.     TECHNOLOGY  TRANSFER  PACKAGE

A set of documents supporting technical transfer of analytical methods. Key documentation included in the package includes the method development reports, validation reports and analytical test procedures for methods to be transferred.

4.     QUALITY  PROGRAM

The  quality  program  at  KBI  BioPharma  provides:
- An organization with a focus on building quality into the product, using balanced risk management in quality decisions and meeting of company business objectives
- An understanding of executive management's responsibility to ensure that the commitment for quality is understood, implemented and maintained at all levels of operations.
- Periodic management review of the suitability and effectiveness of the quality program.

4.1.     MANAGEMENT  RESPONSIBILITIES

KBI BioPharma will operate a cGMP compliant facility with regard to API testing, drug product testing and product stability testing.

Client is responsible for ensuring that the test procedures and specifications employed at KBI BioPharma appropriately reflect the requirements submitted to applicable regulatory authorities. KBI BioPharma is responsible for ensuring compliance to the test procedures and specifications for the Client product.

4.1.1.     ANNUAL  API  REVIEW  AND  ANNUAL  REPORT

For commercial products, KBI BioPharma will provide data to the Client for inclusion in the Client's Annual Product Review. This data will be made available to Client Quality Contact to fulfill any applicable annual reporting requirements to regulatory agencies.

4.1.2.     CONFLICT  RESOLUTION

Any disputes or conflicts relating to this Quality Agreement will be resolved by the Quality Contacts in a timely manner and in compliance with all applicable quality and regulatory requirements. Such resolutions will be documented and signed by the Quality Contacts of each company. In the event the issue cannot be resolved at the Contact level, the senior corporate quality officials from each Party will be responsible for resolution.

4.1.3.     REGULATORY

All updates to regulatory applications related to product intermediates, API and drug product testing are the responsibility of Client. KBI BioPharma will provide Client all necessary information that it possesses, pertinent to testing.

4.2.     ANALYTICAL  METHOD  TRANSFER

Analytical test methods will be developed by KBI BioPharma or transferred from the Client site using mutually agreed upon processes. Client will be responsible for training KBI BioPharma personnel to use product assays or product specific test methods that are transferred to KBI BioPharma. KBI BioPharma will be responsible for generating protocols to confirm method equivalency, validating or qualifying the test methods and providing a final report for method transfer to Client. Client and KBI BioPharma will jointly review and approve the validation or qualification protocol, final report and test methods prior to implementation of routine testing.

KBI BioPharma will be responsible for any subsequent analytical method transfers to or from other sites identified by Client.

4.3.     ANALYTICAL  TESTING

KBI BioPharma will perform release and stability testing of Client's API or drug product per established method/procedure and review against defined specifications as detailed in regulatory submissions.

Client will be responsible for providing product reference standards for testing and has the responsibility for providing product reference standards to KBI BioPharma. KBI BioPharma will be responsible for proper maintenance of the inventory of reference standards in its possession.

KBI BioPharma and the Client will mutually approve the protocols for stability studies to be conducted. Client will be responsible for determining, amending and reporting expiration dates for all reference standards and product.

KBI BioPharma will provide a final test result report to the Client Quality Contact after KBI quality review is complete. On request of the Client, copies of KBI BioPharma raw data and laboratory investigation reports will be provided to the Client.

Client QA will conduct a review of this documentation within ten (10) business days after receipt. If any issues are identified during review, these will be communicated to KBI BioPharma in writing. KBI BioPharma will reply to these comments within ten (10) business days of receipt.

4.4.     DOCUMENTATION

4.4.1.     SPECIFICATIONS  AND  TEST  METHODS

Specifications will be consistent with the requirements set forth in regulatory filings. Where no written test method is provided by Client (such as compendial methods), current KBI BioPharma methods or current compendial methods will be used. Mutually approved Client specifications and methods will be provided to KBI BioPharma thirty (30) days prior to implementation of cGMP testing.

4.4.2.     DATA  REPORTING  REQUIREMENTS

Original (raw) product data generated in KBI BioPharma laboratories will be stored and retained at KBI BioPharma in accordance with cGMPs and internal KBI BioPharma guidelines. Client is to provide five (5) business days advance notice for access to reviewed and approved data.

4.4.3.     RECORD  RETENTION

KBI BioPharma will retain all completed testing documentation and testing related documentation for a minimum of one (1) year beyond the completion of the Client Proposal. These documents will be readily accessible for review and inspection by Client and/or regulatory authorities if requested. At the end of the document retention period, KBI BioPharma will notify Client and either provide these records to the Client or obtain written permission to destroy any documents that were stored beyond the required retention period.

4.5.     EXCIPIENT  AND  FINAL  CONTAINER  HANDLING

4.5.1.     SOURCING  AND  TESTING

KBI BioPharma will source excipients and final containers used in formulation development. The KBI BioPharma vendor quality program requirements will apply to all excipients and final containers sourced by KBI BioPharma. The testing procedures will be developed by KBI BioPharma or may be provided by the Client, as appropriate. KBI BioPharma and Client will mutually agree on excipient and final containers. Specifications will be in accordance with requirements set forth in regulatory filings and as set forth in Client provided documents.

4.5.2.     TRANSMISSIBLE  SPONGIFORM  ENCEPHALOPATHY  (TSE)  COMPLIANCE

KBI BioPharma will source excipients from either non-animal derived sources whenever possible, or if animal derived materials are necessary, then KBI
BioPharma will comply with U.S. and European regulations regarding TSE compliance by obtaining Country of Origin certification and verifying that the source country is not a known TSE-contaminated country.

4.6.     CRITICAL  CHANGE  CONTROL

Critical Changes initiated by KBI BioPharma will be communicated to Client in writing, using the KBI BioPharma Critical Change Control process. Client will review Critical Changes prior to implementation for conformance to registration commitments and advise KBI BioPharma on any actions to take in order to assure compliance.

Critical Changes initiated by the Client will be communicated to KBI BioPharma in writing using the Client's process for change control. KBI BioPharma will review the Critical Change prior to implementation and advise Client on any actions that must be taken to assure conformance to KBI BioPharma standards.

For Critical Changes requiring approval by KBI BioPharma and Client, both Parties will be responsible for supplying written responses as soon as reasonably possible but in no event more than ten (10) business days from receipt of the request.

CHANGES  REQUIRING  APPROVAL  BY  KBI  BIOPHARMA  AND  NOTIFICATION  OF  CLIENT:
--------------------------------------------------------------------------------

- Change in the layout or structure of the testing facility, equipment or utilities
-     Changes  to  compendial  test  methods  and  specifications

CHANGES  REQUIRING  PRE-APPROVAL  OF  KBI  BIOPHARMA  AND  CLIENT:
------------------------------------------------------------------

- Changes that require revalidation of Client's product specific release or stability test methods.
- Changes to release or stability testing specifications for Client API or drug product
- Change of testing site for Client's product specific release or stability test methods
-     Changes  to  excipients (specifications, testing, suppliers or TSE status)

4.7.     DEVIATION  CONTROL

KBI BioPharma will notify Client of any out of specification (OOS) results or other Critical Deviations within three (3) working days of confirming the OOS or observing the deviation.

OOS results will be investigated using the KBI BioPharma Laboratory Investigation Procedure, and if any retesting is conducted, the re-test plan must be approved by KBI BioPharma quality and the Client Quality Contact.

Critical Deviations outside of OOS investigations will be investigated for root cause and fully documented by KBI BioPharma, targeting thirty (30) days after the date of discovery for completion. Investigations will include appropriate justification, scientific rationale and supporting data. The Client will review the completed Critical Deviation report and communicate to KBI BioPharma the result of its review, within five (5) business days.

4.8.     VALIDATION,  MAINTENANCE  AND  CALIBRATION

KBI BioPharma will be responsible for initial qualification, validation and ongoing re-validation, as needed, of its facilities, utilities, computer systems, stability chambers and laboratory equipment.

KBI BioPharma will ensure that equipment used in the testing of the Client's API or drug product are routinely calibrated and maintained in a good state of repair.

4.9.     AUDITS

4.9.1.     CLIENT  AUDITS

Client may audit KBI BioPharma premises once annually using up to four (2) auditor days (1 auditor for 2 days or 2 auditors for 1 day) for reasons of determining compliance with the terms of the Quality Agreement and general compliance with the requirements of the applicable internal procedures and regulatory requirements.

Client has the right to For Cause Visits with respect to particular functions or areas. KBI BioPharma will schedule and host For Cause Visits within ten (10) days of KBI BioPharma's receipt of Client's request. If a For Cause Visit is the result of a reported adverse event, KBI BioPharma will schedule and host the For Cause Visit within forty-eight (48) hours of KBI BioPharma's receipt of Client's request.

4.9.2.     SUPPLIER  AUDITS
The auditing of excipient suppliers will be the responsibility of the Party sourcing the item(s).

4.9.3.     REGULATORY  INSPECTIONS

KBI BioPharma will notify Client, within twenty-four (24) hours, of any inspections or actions by regulatory agencies or other enforcement bodies that could potentially impact Client product. KBI BioPharma will provide Client with the results of all such regulatory audits, as they apply to Client product, within ten (10) working days of the audit close out meeting. KBI BioPharma will provide pre-approval inspection and new product approval support.

Client will fulfill all reporting requirements to the respective regulatory agency or agencies with regard to Client registration documentation. KBI BioPharma will fulfill all reporting requirements with regard to testing and site registration that may be required to support Client related activities.

4.10.     COMPLAINTS  AND  ADVERSE  EVENT  REPORTING

KBI BioPharma will promptly notify Client of any information coming into its possession concerning the quality of previously released API or drug product. Any determinations on whether a regulatory notification is necessary and the resulting communication with the regulatory authorities will be the responsibility of the Client Quality Contact.

QUALITY  HEAD  APPROVALS

CLIENT
Written  Signature:

Printed  Name:          Hector  J.  Gomez

Title:                         CMO
                               ---

Date:               March  28,  2006


KBI  BIOPHARMA,  INC.

Written  Signature:  __________________________________________
                     ------------------------------------------

Printed  Name:       __________________________________________
                     ------------------------------------------

Title:               __________________________________________
                     ------------------------------------------

Date:                __________________________________________
                     ------------------------------------------

                                 CONFIDENTIAL

                 PROPOSAL FOR PT-401 DEVELOPMENT AND PRODUCTION



Prepared  for:          Hector  J.  Gomez,  M.D.,  Ph.D.
                        Chairman  of  the  Board,  Chief  Medical  Officer

DNA  Print  Pharmaceuticals
     900  Cocoanut  Avenue
     Sarasota,  FL  34236

Prepared  by:  KBI  BioPharma,  Inc.
               P.O.  Box  15579
               1101  Hamlin  Road
               Durham,  NC  27704

Proposal  Number:     06.DPT.01

Version:          01

Issue  Date:          March  20,  2006






This proposal is valid until April 20, 2006, after which budget estimates and timing are subject to revision. This proposal is provided for the sole use of DNA Print Pharmaceuticals in assessing the merits of services offered by KBI BioPharma, Inc. The content of this document has been developed on a project-specific basis based on information provided by DNA Print Pharmaceuticals. Budget and timelines are presented in the proposal, however, these are subject to terms and conditions to be agreed upon. BACKGROUND & SUMMARY

In its Request for Proposal, DNA Print Pharmaceuticals (DNA PRINT) has requested KBI BioPharma, Inc. (KBI) provide a proposal related to PT-401 development and production. In response, KBI is pleased to submit this proposal.

VERSION  HISTORY

                   REVISION NUMBER     DESCRIPTION OF CHANGES
                                       ----------------------
00     New  Document
--     -------------
01     Revised  to add in vivo potency assay, BIACORE assay and Payment schedule
--     -------------------------------------------------------------------------

1.0     SCOPE  RESPONSIBILITIES

This section outlines responsibilities for KBI and DNA PRINT as they apply to the work scope.

1.1     SAFETY

1.1.1 DNA PRINT will provide an MSDS and all sample/material handling data for the materials associated with this project (if available). If materials have any special handling considerations, DNA PRINT will notify KBI prior to the initiation of the project.

1.1.2 KBI will assess the MSDS and all safety handling data for the materials associated with this project. Should the materials have any special handling considerations KBI may apply a reasonable additional fee to cover actual costs of handling.

1.2     METHODS/DOCUMENTATION

1.2.1 DNA PRINT will provide all relevant project-related documentation to be used for this project.

1.2.2 KBI will review all relevant project-related documentation and methods received from DNA PRINT.

1.2.3 All documentation for developed or revised methods will be provided by KBI for review and approval by DNA PRINT prior to implementation.

1.3     SAMPLE/MATERIALS

1.3.1 DNA PRINT will provide all non-standard samples/materials necessary to perform this project. Such materials will include all necessary reference standards and any product-specific or assay-specific reagents. The samples/materials should arrive at KBI with all proper documentation.

1.3.2 KBI will, on behalf of DNA PRINT, procure all necessary standard raw materials, reagents and disposables necessary to perform the project. KBI will, as necessary, log in all samples/materials according to current Standard Operating Procedures. The sample/material lot numbers will be recorded in the laboratory notebooks or standardized data sheets at the time of use.

1.3.3 KBI will provide any samples of formulated material for testing by DNA PRINT as deemed necessary by both KBI and DNA PRINT.

2.0     SCOPE

2.1     PROJECT  SCOPE  AND  EXECUTIVE  SUMMARY

2.1.1     Objective
DNA PRINT has developed a CHO cell line which expresses PT-401, an erythropoietin (EPO) fusion protein consisting of two EPO domains in tandem joined by a flexible peptide linker. A clone expressing this fusion protein has been isolated.

2.1.2 KBI will develop a scaleable cell culture and purification process, develop and qualify assays for product release, develop a suitable formulation, execute cGMP runs to produce sufficient product for Phase 1 clinical trials, and perform QA/QC release of the bulk drug substance and drug product.

2.2     PROJECT  ASSUMPTIONS

- Sponsor has developed a CHO-S cell line secreting PT-401, an EPO fusion protein. This fusion protein will be referred to as Product.

-    Sponsor  has  isolated  a  clone  which  secretes  15-20  mg/L  Product.

- Sponsor has adapted the clone for growth in suspension and in protein free medium.

- The selected clone is expected to produce 50 mg/L Product in a fed-batch cell culture process.

- The recovery and purification process is expected to have a 50% Product recovery.

- The Sponsor estimates that ~1 gram Product will be sufficient to meet his Phase 1 clinical trial requirements.

- The above three assumptions imply that TWO cGMP production runs (consisting of 2 x10-L culture harvest, pooled and purified) will suffice to meet these requirements.

- The sample requirements for QC will not significantly impact the amount of Bulk Drug Substance obtained per production run.

- Approximately 40 samples for in-vivo potency will be analyzed in support of manufacturing, drug substance/drug product release, and stability. This analysis will be outsourced.

2.3     RECEIPT  OF  CELL  LINE  FROM  DNA  PRINT

2.3.1     Objective
To transfer a tested cell line from DNA PRINT to KBI. The transferred cell line must be tested for microbial, mycoplasma and MVM contamination. This testing ensures that our facilities as well as other clients' cell lines are not inadvertently contaminated and project progress jeopardized.

2.3.2     Activities

- DNA PRINT will arrange to have their cell line tested by an outside vendor. The minimum tests required are non-host, mycoplasma and MVM contamination.

-    Once the  cell  line  is  tested,  DNA  PRINT  will  send  KBI the results.

- KBI will review the results and, if acceptable, KBI will authorize DNA PRINT to ship the cell line. Cell lines shipped, without KBI authorization, will not be accepted at our loading dock and will be returned to DNA PRINT.

2.3.3     Deliverables

-     From  DNA  PRINT,  cell  line  testing  report.

-     From  KBI,  authorization  to  ship  cell  line  to  KBI.

2.4     INITIAL  CELL  LINE  CHARACTERIZATION

2.4.1     Objective
The DNA PRINT cell line will be characterized for culture parameters such as growth rate, maximum cell density, viability, product formation, nutrient utilization and by-product formation to gauge its readiness for introduction to a bioreactor for cell culture process development.

2.4.2     Activities

- DNA PRINT provided data will be reviewed and evaluated before the cell vial is thawed and evaluation begun in T-flasks or spinners.

-    These cell  culture  studies  will  investigate  the  following:

- Cell growth rate (doubling time) and its comparison to other similar cell lines

- Maximum cell density achievable in a batch culture and the maintenance of cell viability

- Nutrient consumption (glucose, glutamine, amino acids, etc) and byproduct formation (lactate, ammonia, etc) profile

- Product expression rate (product titer in medium as well as specific productivity per cell) in batch culture and comparison to DNA PRINT reported values

- Improvement in maximum cell density, cell viability and product expression by the addition of simple nutrients (glucose and glutamine)

- Evaluation of DNA PRINT specified cell culture medium and its adequacy for the development of a bioreactor process. Evaluate other media if necessary to improve the culture performance

- The above experiments will allow KBI to design a preliminary bioreactor process. The improved control of pH and dissolved oxygen in a bioreactor versus a spinner or T-flask will generally result in higher cell densities and product titers.

- The next step is the development of a fed-batch process in a 15-L bioreactor (8-10 L working volume).

2.4.3     Deliverables

- Report summarizing the Cell Line Characterization results of the above experiments.

2.5 PRELIMINARY METHOD DEVELOPMENT AND ANALYTICAL SUPPORT FOR CELL LINE CHARACTERIZATION

2.5.1     Objective
Develop analytical assays to allow evaluation of performance of the cell line during cell characterization.

2.5.2     Activities

- Transfer/develop a SDS-PAGE method to estimate product purity in the cell culture samples.

- Transfer/develop a Western blot method to verify product identity in the cell culture samples.

- Transfer/develop an ELISA assay to estimate product titers in the cell culture samples.

- Analyze cell culture samples using above methods to support cell characterization.

2.5.3     Deliverables

-     Method  development  reports.

2.6     DEVELOPMENT  AND  SCALE  UP  OF  THE  CELL  CULTURE  PROCESS

2.6.1     Objective
Develop a reproducible and scaleable fed-batch cell culture process for production of Product. Considering the low product quantity (~1 gram) needed for the Phase 1 clinical trials, it is expected that this Product will be produced using multiple 10-Liter runs.

2.6.2     Activities

- The results of the cell line characterization work will define a basic batch process for the production of Product in a bioreactor.

- Various bioreactor parameters will be investigated to develop a reproducible and scaleable cell culture process. Examples of these parameters are:

- Culture pH to optimize growth versus culture viability and longevity as well as product stability

- Aeration of culture with air, O2 and CO2 to maintain pH and dissolved oxygen in the most favorable range.

- Maintenance of nutrient levels (glucose, glutamine, AA feeds, etc) to prolong culture life, thus improving product titers in harvest.

- Minimization of harmful byproducts (lactate and ammonia) which effect culture viability and thus effect culture life.

- Feed profile of nutrients to maximize culture life and hence product titers.

-    Harvest  time  to  minimize  product  degradation.

- Addition of other nutrients (insulin, cholesterol, lipids, etc) to improve culture performance.

- Multiple bioreactor runs will be performed to design the cell culture process.

- The cell culture harvest from favorable runs will be used by Purification to design the Product recovery and purification train.

2.6.3     Deliverables

- A reproducible and scaleable cell culture process suitable for use in cGMP manufacturing.

2.7     DEVELOPMENT  AND  SCALE  UP  OF  THE  PURIFICATION  PROCESS

2.7.1     Objective
To develop a Product recovery and purification process, starting with the cell culture harvest and ending with bulk Product meeting agreed specifications.

2.7.2     Activities

- The cell culture harvest will be transferred to 1-L centrifuge bottles and centrifuged in a refrigerated centrifuge containing a 6x1-L bottles rotor. The transfer of the cell culture harvest to bottles and the pooling of the clear supernatant will be accomplished aseptically in a Class-100 biosafety hood. (As the process is scaled up beyond 10-L, we expect this step to replaced by dead-end filtration or a continuous centrifuge.)

- The purification process is expected to have 3-4 column steps: Product capture, purification 1, purification 2 and polishing.

- The product capture step will concentrate the product in the eluate as well as remove most cell culture medium derived small molecule and protein components.

- The purification steps will use an orthogonal purification techniques to improve product quality as well remove any endotoxin and residual DNA. These steps may also act as a concentration and solvent removal step.

- The polishing step (gel filtration) will be used to remove any product aggregates.

- All steps will use commercially available cGMP-produced resins and buffers and use scaleable process conditions.

2.7.3     Deliverables

- A scaleable purification process producing Bulk Product meeting agreed specifications, suitable for use in cGMP manufacturing.

2.8     PREPARATION  OF  A  MASTER  CELL  BANK  AND  WORKING  CELL  BANK

2.8.1     Objective
To  ensure  that  the cell line meets the regulatory requirements for use in the
manufacture  of  product for Phase 1 clinical trials.   A Master Cell Bank (MCB)
and  a  Working  Cell  Bank  (WCB)  wil  be  produced  and  tested.

2.8.2     Activities

- The MCB and WCB production and cell line testing will be done by an outside vendor.

- KBI will coordinate these activities with the outside vendor. KBI will review the vendor report, prior to using the WCB for cGMP production.

2.8.3     Deliverables
-     From  KBI,  coordination  with  vendor  and  review  of  final  report.

2.9     ANALYTICAL  METHOD  DEVELOPMENT

2.9.1     Objective

To develop/optimize methods to characterize the Product. These methods will be used in preformulation development and stability, and may be used for characterization and release of drug substance and drug product.

2.9.2     Activities

-    Select  methods  to  be  developed  in  consultation  with  DNA  PRINT.

- The following methods will be developed or optimized. Methods will be used to characterize the purified bulk and final product and will be used in preformulation development.

-    Peptide  Map  -  Identity  and  degradation  (deamidation,  oxidation)

-    SEC-HPLC  -  Soluble  aggregates  and  breakdown  products,  purity

-    UV - Concentration  and  insoluble  aggregates

-    IEF - Charge  variants  and  pI

- Oligosaccharide compositional analysis via Ion Chromatography, or CHO profiling via CE or HPLC

-    Sialic  Acid  Determination

-    Host cell  protein  ELISA

-    Residual  DNA

-    Biacore  or  ELISA  method to assess immunogenicity based on relative titer

2.9.3     Deliverables

-     Analytical  method  development  reports.

2.10     PREFORMULATION  DEVELOPMENT

2.10.1     Objective
To evaluate basic formulation conditions that will confer optimal conformational, physical and chemical stability to the protein in solution.

2.10.2     Activities

- Evaluate effects of pH, buffer type, and excipients on conformational stability, using biophysical characterization techniques such as DSC, CD, FTIR, and/or Fluorescence.

- Evaluate the effect of pH, buffers, excipients and ionic strength on physical and chemical stability. Evaluation will include a 2 week accelerated stability study.

- Utilize a statistical design approach to identify the optimal conditions for structural, physical and chemical stability.

- Utilize the information gained during preformulation development to inform the purification process development.

2.10.3     Deliverables
- Development report recommending formulation buffer, pH and excipient conditions.

2.11     FORCED  DEGRADATION  STUDIES

Forced degradation studies will be performed to ensure that the developed methods to be used in formulation development are stability indicating and can resolve potential degradation products. The molecule will be subjected to heat, light, physical and chemical degradation stresses. Forced degradation will be performed at a single product concentration based on the preformulation studies.

2.11.1     Objective

To elucidate degradation pathways and ensure that the developed analytical methods are suitable for detection of physical and chemical degradation.

2.11.2     Activities
- Evaluate forced oxidation, deamidation, aggregation (via agitation), and/or acid/base hydrolysis.
-     Evaluate  heat  stress,  photo  stress,  and  freeze  thaw.
- Evaluate detection of the various degradation products using the developed assays.

2.11.3     Deliverables

-     Forced  degradation  report.

2.12     FORMULATION  DEVELOPMENT

Based on the preformulation study, optimal pH, buffer, ionic strength, excipient and protein concentration conditions will be evaluated for the final liquid formulation.

2.12.1     Objective

To develop a final liquid formulation for use as an intramuscular injection in pre-filled syringes.

2.12.2     Activities

- Evaluate the viscosity and ease of injection through specified syringes of various formulation conditions.
-     Evaluate  the  effect  of  excipients  on  improving  viscosity if needed.
-     Evaluate  the  compatibility  of  the specified syringes with the Product.
This  evaluation  will  include  a  2  week  accelerated  stability  study.

2.12.3     Deliverables

-     Liquid  Formulation  Development  report.

2.13     ANALYTICAL  METHOD  QUALIFICATION

2.13.1     Objective

To qualify the methods, following the appropriate regulatory requirements and guidance, to ensure that the methods are suitable for release and stability testing of clinical supplies.

2.13.2     Activities

-    Discuss  with  DNA  PRINT  the  required  method  qualification.

-    DNA PRINT  will  approve  the  qualification  protocols.

- Qualification of the methods will be performed utilizing a single analyst to ensure that methods are suitable for use in an early phase clinical study. Parameters to be evaluated will include linearity, limits of detection (LOD), limits of quantitation (LOQ), accuracy and precision.

-    Qualification  criteria  will  be  agreed  upon  by both KBI and DNA PRINT.

-    Methods  that  may  be  qualified  include:

-    Peptide  Map  -  Identity  and  degradation  (deamidation,  oxidation)

- SDS-PAGE (reduced and non-reduced) - Covalent and non-covalent aggregation, degradation

-     Western  blot  -  Identity

-    SEC-HPLC  -  Soluble  aggregates  and  breakdown  products,  purity

-    ELISA  -  product  concentration/potency

-    UV  -  Concentration  and  insoluble  aggregates

-    IEF

-    Host  cell  protein  ELISA

-    Bioburden

-    Endotoxin

- In-vivo potency assay (KBI will coordinate the qualification of this assay with outside vendor.)

- Qualification for Bioburden will consist of bacteriostasis/fungistasis evaluation. Qualification for endotoxin will consist of inhibition/enhancement evaluation.

- The final determination for which methods require qualification will be made in consultation with DNA PRINT after the completion of method development.

2.13.3     Deliverables

-     Method  qualification  reports.

2.14     PRODUCT  CHARACTERIZATION

2.14.1     Objective
To  characterize  the  Product  and  related  impurities.

2.14.2     Activities
-     Develop  and  perform  the  following  characterization  analyses  for the
Product:

o     Amino  Acid  Analysis  (including determination of extinction coefficient)
o     Molecular  mass  determination  via  LC-MS
o     Carboxyl  terminal  analysis
o     N-terminal  sequencing  via  MS/MS
o     Biophysical  Characterization  (DSC,  CD,  FTIR,  Fluorescence)
o     Carbohydrate  profile  and  composition
o     Light  scattering  (MALS)

2.14.3     Deliverables
-     Product  characterization  report

2.15     DEVELOPMENT  OF  BULK  DRUG  SUBSTANCE  AND DRUG PRODUCT SPECIFICATIONS

2.15.1     Objective
To develop Bulk Drug Substance and Drug Product specifications for use in the release of Product.

2.15.2     Activities
- DNA PRINT and KBI will work jointly to develop the specifications, based on the analytical methods, characterization package, critical process parameters, and established EPO requirements.

2.15.3     Deliverables
-     Bulk  Drug  Substance  and  Drug  Product  specifications.

2.16     PREPARATION  OF  DOCUMENTATION  FOR  CGMP  PRODUCTION

2.16.1     Objective
To prepare the necessary documentation for the commencement of cGMP production of Product.

2.16.2     Activities
-     Prepare  raw  material  specifications.
-     Prepare  intermediate  product  specifications.
-     Prepare  batch  records  for  use  in  cGMP  manufacturing.
- Prepare any custom procedures for non-standard operation required by the manufacturing process.
-     Prepare  and  finalize  test  methods.

2.16.3     Deliverables
-     Documents  listed  above.

2.17     TOXICOLOGY  LOT  PRODUCTION

2.17.1     Objective
Upon completion of the process development activities, a demo run will be conducted to finalize documents as well as produce tox material for use in animal studies.

2.17.2     Activities

- Draft specifications and batch records will be used in this demonstration run.

- It is expected that two 15-L bioreactors (8-10 L working volume each) running in parallel will constitute one production run. The supernatant from both bioreactors will be pooled and processed further through the recovery and purification trains.

- The purified non-cGMP Bulk Product will be available for use in animal trials.

-    This purified  non-cGMP  Bulk  Product  is  NOT  suitable  for  human  use.

- The results of this demo run will be used to refine the process, if necessary. These results will also be used to finalize the specifications and batch records.

2.17.3     Deliverables
-     Non-cGMP  Bulk  Product  for  use  in  toxicology  studies.

2.18     CGMP  PRODUCTION  CAMPAIGN

2.18.1     Objective
To  produce  and  release  Bulk  Product  for  use  in  Phase  1 clinical trials

2.18.2     Activities

- A cGMP production run is defined as 2x15-L bioreactors run in parallel, pooled after harvest and processed to Bulk Product.

- Based on information provided by DNA PRINT, it is expected that two cGMP production runs will suffice to meet the clients Phase 1 clinical trial requirements. If cell line performance does not meet DNA PRINT provided product titers (~50 mg/L product), then additional runs AT ADDITIONAL COST may be required.

-    Two cGMP  productions  runs  will  be conducted to produce and release Bulk
     Product.

- QC support consisting of environmental and in-process control (IPC) testing as appropriate based on critical process parameters and the batch record requirements.

- QA support consisting of guidance for cGMP compliance, deviation review and assistance, etc.

2.18.3     Deliverables
-     Bulk  drug  substance  for  release

2.19     BULK  DRUG  SUBSTANCE  RELEASE

2.19.1     Objective
To perform testing and provide documentation required to support the release of bulk drug substance for further downstream processing (i.e., fill/finish).

2.19.2     Activities

- Perform release testing as per batch record and bulk drug substance specification, using qualified methods.

- The methods to be employed in the study will be agreed upon by KBI and DNA PRINT. A subset of the following methods will be employed:
o     Appearance
o     pH
o     Peptide  Mapping
o     SDS-PAGE
o     Western  blot
o     SEC-HPLC
o     IEF
o     Endotoxin
o     Bioburden
o     In-vivo  potency  assay

- Investigate any out of specification results according to KBI established procedures.
- Review and approve executed batch records, release testing data, and any associated deviations, OOS reports, out-of-calibration reports, environmental excursions, and any other documents pertaining to Product quality.

-     Generate  COA  for  each  lot  of  bulk  drug  substance.

- Ship bulk drug substance to DNA PRINT selected fill/finish contractor under cGMP conditions.

2.19.3     Deliverables

-     COA  for  each  lot  of  bulk  drug  substance.
-     Reviewed  batch  records  and  other  associated  production  documents.
-     Shipment  of  bulk  drug  substance  to  fill/finish  contractor.

2.20     DRUG  PRODUCT  RELEASE  TESTING

2.20.1     Objective
To perform release testing on the final drug product manufactured at DNA PRINT's fill/finish contractor.

2.20.2     Activities
- Perform release testing as per batch record and drug product specification, using qualified methods.
- The methods to be employed in the study will be agreed upon by KBI and DNA PRINT. A subset of the following methods will be employed at KBI:
o     Appearance
o     pH
o     Peptide  Mapping
o     SDS-PAGE
o     Western  blot
o     SEC-HPLC
o     IEF
o     In-vivo  potency  assay
o     Endotoxin
o     Particulate  Matter
o     Sterility  (performed  by  fill/finish  contractor  or  contracted  out)
- Investigate any out of specification results according to KBI established procedures.
- Review and approve release testing data, and any associated deviations, OOS reports, out-of-calibration reports, and any other documents pertaining to Product quality.
-     Generate  COA  for  each  lot  of  drug  product.

2.20.3     Deliverables
-     COA  for  each  lot  of  drug  product.

2.21     STABILITY  STUDIES

2.21.1     Objective

Perform real time and accelerated stability studies on bulk drug substance and drug product to support clinical studies.

2.21.2     Activities

-     Develop  protocols  in  consultation  with  DNA  PRINT.
-     DNA  PRINT  will  approve  the  stability  protocols.
- For planning purposes, it is assumed that two lots of bulk drug substance and one lot of drug product will be placed on stability.
-     Store  samples  at  KBI under conditions appropriate for the study design.
- Store reserve samples at each temperature for use in the event that additional testing is required.
- The analytical methods to be employed in the study will be agreed upon by KBI and DNA PRINT. A subset of the following methods will be employed at KBI:
o     Appearance
o     pH
o     Peptide  Mapping
o     SDS-PAGE
o     Western  blot
o     SEC-HPLC
o     IEF
o     Particulate  matter
o     In-vivo  potency  assay
- Investigate any out of specification results according to KBI established procedures.
-     Issue  Certificate  of  Analysis  for  each  stability  time  point.
- For any out of specification results, testing will be performed at the subsequent time point to verify degradation. If degradation is verified subsequent time points may be cancelled.
- Pull times and schedules as well as windows for pulls and initiation of analysis will be detailed in the stability protocol to be approved by DNA PRINT prior to the initiation of the stability program.

2.21.3     Deliverables

- Stability report will be provided at each time point in the form of a certificate of analysis.

3.0     PROGRAM  MANAGEMENT

3.1     OBJECTIVE

Provide overall management of the project according to scope and contractual terms. Develop & maintain excellent communications and collaborative relationship with DNA PRINT.

3.2     ACTIVITIES

KBI values collaborative and open relationships with its customers. KBI will appoint a Study Director from within the project team who will be responsible for project performance, deliverables, invoicing and regular customer communications. The Study Director will be DNA PRINT's primary technical point-of-contact within KBI. KBI will, however, further appoint a "project sponsor" from within its management group who will be available to DNA PRINT in the event of non-technical issues arising. Teleconferences will be scheduled once per week and meetings will be held at KBI as appropriate.

4.0     ESTIMATED  TIMELINES

KBI estimates the duration of each individual defined project activity as detailed in table 1 below. Duration includes QA review and report writing.

TABLE  1:     DURATION  OF  ACTIVITIES

                        ACTIVITY                         DURATION OF ACTIVITY
                        --------                         --------------------
                 Initial Cell Line Characterization            2 months
                 ----------------------------------            --------
                   Preliminary Method Development              2 months
                   ------------------------------              --------
          Development and Scale Up of Cell Culture Process     2 months
          ------------------------------------------------     --------
          Development and Scale Up of Purification Process     4 months
          ------------------------------------------------     --------
          Cell line Testing and Preparation of MCB and WCB     4 months
          ------------------------------------------------     --------
                   Analytical  Method  Development          6-8  months
                   -------------------------------          -----------
                    Preformulation  Development
                    ---------------------------
                    Forced  Degradation  Studies
                    ----------------------------
                      Formulation  Development
                      ------------------------
                 Analytical  Method  Qualification
                 ---------------------------------
                     Product  Characterization
                     -------------------------
                     Toxicology Lot Production                2 months
                     -------------------------                --------
                     Specification  Development               8 months
                     --------------------------              ---------
      Preparation  of  Documentation  for  cGMP  Production
      -----------------------------------------------------
                     cGMP  Production  Campaign
                     --------------------------
                   Bulk  Drug  Substance  Release
                   ------------------------------
                   Drug  Product  Release  Testing
                   -------------------------------
                         Stability Studies                   24 months
                         -----------------                   ---------
        TOTAL ELAPSED TIME FOR PROJECT (excl. of Stability)  16 MONTHS
        ---------------------------------------------------  ---------

TABLE  2:     BULK  DRUG  SUBSTANCE  STABILITY  PROGRAM  DESIGN

                                     STORAGE
         CONDITIONS     1M     3M     6M     9M     12M     18M     24M
         ----------     --     --     --     --     ---     ---     ---
                 -80 C   X     X      X      X      X        X       X
                 -----   -     -      -      -      -        -       -
                 2-8oC   X     X      X      X      X        X       X
                 -----   -     -      -      -      -        -       -
            30oC/ 60RH   X     X      X
            ----------   -     -      -
X  =  Analyses  as  described  in  section  2.21.2

TABLE  3:     DRUG  PRODUCT  STABILITY  PROGRAM  DESIGN

                                     STORAGE
         CONDITIONS     1M     3M     6M     9M     12M     18M     24M
         ----------     --     --     --     --     ---     ---     ---
                 2-8oC   X     X       X     X       X       X       X
                 -----   -     -       -     -       -       -       -
              30oC/ 60RH X     X       X     X       X       X       X
              ---------- -     -       -     -       -       -       -
              40oC/ 75RH X     X       X
              ---------- -     -       -
X  =  Analyses  as  described  in  section  2.21.2
5.0

PRICE  AND  BUDGET  ESTIMATES

TABLE  4:     PRICE  FOR  PT-401  DEVELOPMENT  AND  PRODUCTION
                REGULATORY STATUS     ACTIVITY               ESTIMATED PRICE ($)
                -----------------     --------               -------------------
1     Non cGMP     Initial Cell Line testing (outside vendor estimate)    5,000
-     --------     ---------------------------------------------------  -------
2     Non cGMP     Initial Cell Line Characterization                   160,000
-     --------     ----------------------------------                   -------
3     Non cGMP     Preliminary Method Development                        60,000
-     --------     ------------------------------                       -------
4     Non cGMP     Development and Scale Up of Cell Culture Process     185,000
-     --------     ------------------------------------------------     -------
5     Non cGMP     Development and Scale Up of Purification Process     340,000
-     --------     ------------------------------------------------     -------
6     Non cGMP     Analytical Method Development                        510,000
-     --------     -----------------------------                        -------
     Non  cGMP     Preformulation  Development
     ---------     ---------------------------
     Non  cGMP     Forced  Degradation  Studies
     ---------     ----------------------------
     Non  cGMP     Formulation  Development
     ---------     ------------------------
     Non  cGMP     Product  Characterization
     ---------     -------------------------
     cGMP          Analytical  Method  Qualification
     ----          ---------------------------------
7    cGMP          Cell line testing and Preparation  of MCB and WCB
                   (estimated cost for outside vendor)                  100,000
-    ----          -------------------------------------------------    -------
8    Non cGMP      Toxicology Lot Production                            340,000
-    --------      -------------------------                            -------
9    cGMP          Specification Development                            870,000
-    ----          -------------------------                            -------
     cGMP          Preparation  of  Documentation  for  cGMP  Production
     ----          -----------------------------------------------------
     cGMP          cGMP  Production  Campaign
     ----          --------------------------
     cGMP          Bulk  Drug  Substance  Release
     ----          ------------------------------
     cGMP          Drug  Product  Release  Testing
     ----          -------------------------------
10   cGMP          Drug Substance/Product Stability Program             270,000
--   ----          ----------------------------------------             -------
                   TOTAL PRICE                                        2,840,000
                   -----------                                        ---------


6.0     ADDITIONAL  FEES  AND  PRICING
6.1     ADDITIONAL  FEES

If copies of raw data are requested in the course of an active project, DNA PRINT will be invoiced at $175/hour for the hours required to generate and compile the data requested. If copies of raw data are requested after a final report has been issued, the DNA PRINT will be invoiced at the current laboratory rate for the hours required to generate and compile the data requested.

Expenses incurred by KBI to procure materials and laboratory supplies for the execution of the project (direct and indirect) will be invoiced to DNA PRINT.
6.2     REVISIONS  TO  PRICING

KBI reserves the right to revise quoted costs for any project as a result of changes in initial scope, revisions in protocols, modifications of test methods, final review of test methods, undocumented requirements, or any unforeseen difficulty in executing the project. The additional work will be performed based on written agreement from DNA PRINT and will be documented on a KBI Change Order.

All required investigational work (such as OOS investigations, trouble shooting chromatographic methods, etc.) may be conducted without prior approval from DNA PRINT, for up to 24 scientist hours per occurrence. If the additional work requires more than 24 hours, DNA PRINT will be contacted prior to continuation. All investigational testing performed that is not directly due to a KBI error will be invoiced to DNA PRINT at current lab rates and will be documented on a Change Order.

7.0     INVOICING  AND  PAYMENT  TERMS
7.1     PAYMENT  SCHEDULE
TABLE  5     PAYMENT  SCHEDULE  (PLEASE  REFER  TO TABLE 4 FOR ACTIVITY NUMBERS)

Phase          Activities     Total Price            Initial Payment
                                              (Remainder billed semi-monthly)     Initial payment due on
Development     1 - 5
                 and
               50% of 6        $1,005,000                $335,000                      1-Apr-06
Scale up and
Tox run and
cGMP prep      50% of 6,
                7 - 8
              and 25% of 9     $  912,500                $304,167                      1-Jul-06
cGMP runs and
Stability      75% of 9
                 and 10        $  922,500                $307,500                      1-Jan-07
Total          $2,840,000

7.2     INVOICING

KBI will issue semi-monthly invoices for work in process based upon the agreed scope of work and terms and conditions. One third of the project cost will be billed upon initiation of the project.
7.3     PAYMENT  TERMS

Payments toward all invoices are due within thirty (30) days of receipt of invoice and are non-refundable. Any applicable wire transfer fee must be included in the payment issued to KBI.

8.0

PROJECT  APPROVAL  AND  AUTHORIZATION

By signing below, DNA PRINT agrees to the project details as set forth in this proposal and to negotiate in good faith a definitive Services Agreement that will include a mutually designed detailed scope-of-work and customary terms and conditions.

DNA  PRINT  PHARMACEUTICALS               KBI  BIOPHARMA,  INC.



Signature                         Signature
---------                         ---------

Printed  Name                     Printed  Name
-------------                     -------------

Title                             Title
-----                             -----

Date                              Date
----                              ----

PO  Number
----------